Exhibit 107

Calculation of Filing Fee Tables

S-1
(Form Type)

VS Trust
(Exact Name of Registrant as Specified in Its Charter)

Table 1 — Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Exchange-Traded Vehicle Securities	-1x Short VIX Futures ETF	457(u)	Indeterminate Amount of Securities		(1)		(1)		(1)		(1)
Fees to Be Paid	Exchange-Traded Vehicle Securities	2x Long VIX Futures ETF	457(u)	Indeterminate Amount of Securities		(1)		(1)		(1)		(1)

(1)	The registration statement covers an indeterminate amount of securities to be offered or sold and the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).